Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2014, EFactor Group Corp. (the “Company”) entered into an Exchange Agreement (the “Agreement”) by and among the Company, Member Digital Ltd., an entity organized under laws of the England and Wales (“Member Digital”), and the shareholders of Member Digital (the “Sellers”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and the Company purchased, all of Member Digital’s outstanding capital stock (the “Transaction”), in exchange for 1,250,000 unregistered shares of the Company’s common stock (“Common Stock”).

The following tables set forth certain Unaudited Pro Forma Condensed Consolidated Financial Statements giving effect to the Company’s acquisition of Member Digital. The historical financial information included in the Unaudited Pro Forma Condensed Consolidated Financial Statements for both the Company and Member Digital were prepared in conformity with U.S. Generally Accepted Accounting Principles.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared for informational purposes only and are not indicative of the consolidated results of operations or financial positions that the Company would have reported had the acquisition occurred at the previous dates presented, nor do they project results of future operations as a consolidated entity. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined business operations.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to reflect pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results of the businesses.

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2014

			Pro Forma		EFactor
	EFactor	Member Digital	Adjustments		Pro Forma
ASSETS
Cash	$126,326	$8,305	$-		$134,631
Accounts receivable	80,334	4,465	-		84,799
Inventory	150,250	-	-		150,250
Other current assets	8,986	88,025	(16,093)		80,918
Total current assets	365,896	100,795	(16,093)		450,598

Property, website and equipment, net	474,817	-	-		474,817
Intangible assets	-	-	-		-
Goodwill	3,646,994	-	933,660	B	4,580,654
Deferred Financing Costs	219,594	-	-		219,594
TOTAL ASSETS	$4,707,301	$100,795	$917,567		$5,725,663

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$1,461,498	$18,316	$		$1,479,814
Accounts payable - related party	735,709				735,709
Accrued expenses	946,672	46			946,718
Operating line of Credit	1,110,005				1,110,005
Deferred revenue	68,730				68,730
Current portion of note payable - third parties, net of discount	277,131				277,131
Current portion of convertible note payable - third parties, net of discount	1,221,442				1,221,442
Current portion of note payable - related parties, net of discount	288,678				288,678
Total current liabilities	6,109,865	18,362			6,128,227

Other Long-term obligations	116,587	-			116,587
Non-current portion of convertible note payable - third parties net of discount	10,294				10,294
Total Non-Current Liabilities	126,881	-			126,881

TOTAL LIABILITIES	6,236,746	18,362			6,255,108

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock	2,500	-	-		2,500
Common stock	64,556	642	608	A,B	65,806
Accumulated other comprehensive income	(29,943)	282	(282	)A	(29,943)
Additional paid-in capital	21,455,815	14,510	984,240	A,B	22,454,565
Accumulated deficit	(23,022,373)	66,999	(66,999	)A	(23,022,373)
Total stockholders' equity	(1,529,445)	82,433	917,567		(529,445)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,707,301	$100,795	$917,567		$5,725,663

See notes to pro forma condensed consolidated financial statements

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2013

			Pro Forma	EFactor
	EFactor	Member Digital	Adjustments	Pro Forma
Net revenues	$741,785	$161,674	$-	$903,459

Operating expenses
Cost of revenue	219,931	6,204	-	226,135
Sales and marketing	422,138	1,201	-	423,339
General and administrative	3,946,635	109,100	-	4,055,735
Depreciation and amortization	246,603	-	-	246,603
Total operating expenses	4,835,307	116,505	-	4,951,812

Loss from operations	(4,093,522)	45,169	-	(4,048,353)

Other income (expense):
Interest expense	(911,527)	-	-	(911,527)
Loss on conversion of debt	(1,026,859)	-	-	(1,026,859)
Other income (expense)	84,829	1	-	84,830
Total other income (expense), net	(1,853,557)	1	-	(1,853,556)

Loss before income taxes	(5,947,079)	45,170	-	(5,901,909)

Income tax expense	-	-	-	-
Net loss	$(5,947,079)	$45,170	$-	$(5,901,909)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(5,244)	4,756	-	(488)
Comprehensive gain (loss)	$(5,952,323)	$49,926	$-	$(5,902,397)

Basic and diluted net loss per common share	$(0.15)			$(0.15)

Weighted average shares used in completing basic and diluted net loss per common share	40,101,081			40,101,081

See notes to pro forma condensed consolidated financial statements

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2014

			Pro Forma	EFactor
	EFactor	Member Digital	Adjustments	Pro Forma
Net revenues	$265,131	$114,416	$-	$379,547

Operating expenses
Cost of revenue	77,755	144	-	77,899
Sales and marketing	119,407	2,279	-	121,686
General and administrative	3,169,520	98,488	-	3,268,008
Depreciation and amortization	114,866	-	-	114,866
(Gain) loss on forgiveness/settlement of liabilities	32,778	-	-	32,778
Total operating expenses	3,514,326	100,911	-	3,582,459

Loss from operations	(3,249,195)	13,505	-	(3,202,912)

Other income (expense):
Interest expense	(1,463,149)	1	-	(1,463,148)
Loss on conversion of debt	(49,926)	-	-	(49,926)
Derivative loss	(576,143)	-	-	(576,143)
Total other income (expense), net	(2,089,218)	1	-	(2,089,217)

Loss before income taxes	(5,338,413)	13,506	-	(5,292,129)

Income tax expense	-	-	-	-
Net loss	$(5,338,413)	$13,506	$-	$(5,292,129)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(24,699)	1,585	-	-
Comprehensive gain (loss)	$(5,363,112)	$15,091	$-	$(5,292,129)

Basic and diluted net loss per common share	$(0.08)			$(0.08)

Weighted average shares used in completing basic and diluted net loss per common share	62,853,156			68,472,519

See notes to pro forma condensed consolidated financial statements

1. BASIS OF PRESENTATION

The accompanying Pro Forma Statement of Operations for the year ended December 31, 2013, and for the six month period ended June 30, 2014, give effect to the Company’s acquisition of Member Digital as discussed in Note 2, as if such acquisition had occurred on January 1, 2013, combining the results of the Company and Member Digital for the year ended December 31, 2013 and for the six month period ended June 30, 2014. The accompanying Pro Forma Balance Sheet as of June 30, 2014 gives effect to the Member Digital acquisition as if it had occurred on January 1, 2014, combining the consolidated balance sheets of the Company and Member Digital as of June 30, 2014.

2. MEMBER DIGITAL ACQUISITION

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on June 30, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

Total purchase price		$1,000,000
Book value of net assets acquired	$120,570
Fair value of tangible net assets acquired		$120,570
		120,570
Residual goodwill		$879,430

Except as discussed in Note 3 below, the carrying value of assets and liabilities in Member Digital financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

3. PRO FORMA ADJUSTMENTS

The Pro Forma Financial Statements are based upon the historical consolidated financial statements of the Company and Member Digital and certain adjustments which the Company believes are reasonable to give effect to the Member Digital acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Statements included herein were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the Pro Forma Financial Statements provide a reasonable basis for presenting the pro forma effects of the Member Digital acquisition.

The adjustments made in preparing the Pro Forma Financial Statements are as follows:

(A) Elimination of Member Digital Stockholder Equity

(B) Acquisition Funding

The Member Digital acquisition was funded through the issuance of 1,250,000 shares of common stock valued at $1,000,000. As a result, the Company’s initial value of goodwill is approximately $897,792 before the adjustment for the valuation of intangibles.